Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement on Form S-1 of our report dated February 29, 2016 relating to the financial statements of Results-Based Outsourcing Inc., and to the reference of our firm under the caption “Experts” in the Prospectus.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
February 29, 2016